Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466, 33-64289, 333-15165, 333-26155, 333-46818, 333-47359, 333-62909, 333-80813, 333-82046, 333-106344, 333-109946 and 333-110578) and Forms S-8 (Nos. 333-38373, 333-64312, 333-96435, 333-92130, 333-97749 and 333-118784) of Pharmos Corporation of our report dated March 7, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP New York, NY March 7, 2005